Exhibit 10.1

EMPLOYMENT CONTRACT	CONTRATO DE TRABALHO

This contract (“Contract”) is entered into by and between the parties identified below (hereinafter referred to jointly as “Parties” and, individually, as “Party”):	Este contrato (“Contrato”) é celebrado por e entre as partes adiante identificadas (doravante conjuntamente denominadas “Partes” e, individualmente, “Parte”):

I. On the one part:	I. De um lado:

(a) NOVELIS DO BRASIL LTDA., a limited liability company duly incorporated and existing in accordance with the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, n.° 12.551, 15° floor, Brooklin Novo, enrolled with the CNPJ/MF under n° 60.561.800/0001-03, herein represented by its legal representantives (“Novelis”); and

(a) NOVELIS DO BRASIL LTDA., sociedade limitada devidamente constituída e existente de acordo com as leis da República Federativa do Brasil, com sede na cidade de São Paulo, Estado de São Paulo, na Avenida das Nações Unidas, n.° 12.551, 15° andar, Brooklin Novo, inscrita no CNPJ/MF sob o n° 60.561.800/0001-03, neste ato representada por seus representantes legais (“Novelis”); e

II. On the other part:	II. De outro lado:

(b) MARCO ANTONIO PALMIERI, Brazilian, Engineer, bearer of Identity Card RG No.                      and enrolled with the Individual Taxpayers’ Register (“CPF/MF”) under No.                     , resident and domiciled in the City of São Paulo, State of São Paulo, at                                                                                       , São Paulo, Brazil (“Employee”);

(b) MARCO ANTONIO PALMIERI, Brasileiro, Engenheiro, portador da Cédula de Identidade RG n.°                      e inscrito no CPF/MF sob o n.°                    , residente e domiciliado na Cidade de São Paulo,                                                                                                  , São Paulo, SP, Brazil (“Empregado”);

The Parties resolve to execute this employment contract (“Contract”), pursuant to the following terms and conditions:	Resolvem as Partes celebrar este contrato de trabalho (“Contrato”), nos seguintes termos e condições:

I. TERM AND STARTING DATE	I. PRAZO E DATA DE INÍCIO

1.1. The first 90 (ninety) days of employment shall be considered a probation period, during which this Contract shall be terminated by either Party without prior notice and indemnity, pursuant to Brazilian law. If the service continues after that, this Contract will become effective for indefinite term, being all clauses and provisions of this Contract.

l.1. Os primeiros 90 (noventa) dias do Contrato deverão ser considerados período de experiência, durante o qual este Contrato poderá ser rescindido por qualquer uma das Partes sem pré-aviso e sem indenização, nos termos da legislação brasileira. Se os serviços continuarem após esse período, o Contrato passará a vigorar por prazo indeterminado, sendo aplicável as cláusulas e condições aqui expostas.

II. DUTIES	II. FUNÇÕES

2.1. The Employee will perform the duties inherent to the position of President, Novelis South America.	2.1. O Empregado exercerá as funções inerentes ao cargo de Presidente, Novelis América do Sul.

2.2. The Employee undertakes to comply with all Novelis’s internal rules, regulations and internal policies as well as special instructions and directives from Novelis.	2.2. O Empregado concorda em cumprir todas as regras, regulamentos e políticas internas da Novelis, bem como as instruções e diretivas especiais da Novelis.

III. EMPLOYMENT CONTRACT CONDITIONS	III. CONDIÇÕES DO CONTRATO DE TRABALHO

3.1. The Employee agrees to render services and/or to be assigned to any of Novelis’s controlling, affiliated or subsidiary companies or for any company from its economic group, without being entitled to any additional compensation other than the one sets forth in this Contract.

3.1. O Empregado concorda em prestar serviços e/ou ser cedido para qualquer empresa controladora, coligada a ou subsidiária de Novelis ou de seu grupo econômico, sem que isso implique direito de receber qualquer contraprestação adicional àquela disposta neste Contrato.

3.2. The Employee’s primary work location will be at Novelis’s headquarters in the city of São Paulo. However, the Employee agrees to travel throughout Brazil or abroad, according to Novelis’s needs or requests.

3.2. O local de trabalho do Empregado será na sede da Novelis na cidade de São Paulo. Entretanto, o Empregado concorda em viajar por todo o Brasil ou ao exterior, de acordo com as necessidades da Novelis.

3.3. The Employee agrees that Novelis or any of its related companies may, for business needs, transfer the Employee to a position with any of those entities or in other entities of their corporate group, in Brazil or abroad, on a permanent or temporary basis, even if this entails a change to his original domicile.

3.3. O Empregado concorda que a Novelis ou qualquer empresa relacionada podem, por necessidade de seus negócios, transferi-lo para uma posição em qualquer uma dessas empresas ou em outras empresas do grupo econômico, em caráter temporário ou permanente, ainda que isso implique mudança de seu domicílio.

3.4. The Employee acknowledges that the Employee will hold a position of trust and will be exempt of any work time or attendance control from the Company. In that capacity, the Employee will not be entitled to work control of hours and any overtime pay, under the terms of article 62, II, of Consolidated Labor Laws (“CLT”).

3.4. O Empregado reconhece que ocupará cargo de confiança e será isento de qualquer controle de horário ou freqüência por parte da Empresa. Nessa condição, o Empregado não terá sua jornada controlada e não fará jus a qualquer pagamento de horas extras, nos termos do artigo 62, II, da Consolidação das Leis do Trabalho (“CLT”).

IV. COMPENSATION	IV. REMUNERAÇÃO

4.1. As a consideration for the services referred to in this Contract, the Employee shall receive a monthly fixed gross salary of R$ 76,923.07 (seventy six thousand, nine hundred and twenty three reais and seven centavos) payable in arrears by the 5th business day of the following month. This amount already comprises any potential service rendered to other companies of the Novelis’s economic group.

4.1. Em contraprestação aos serviços referidos neste Contrato, o Empregado receberá um salário bruto mensal no valor de R$ 76.923,07 (setenta e seis mil, novecentos e vinte e três reais e sete centavos), a ser pago com relação ao mês vencido até o 5° dia útil do mês subseqüente. Nesse valor está incluída a remuneração de eventual serviço prestado a outras empresas do grupo econômico da Novelis.

4.2. The monthly salary will be increased, on a yearly basis, as per the applicable collective bargaining agreement (“CBA”). Any salary adjustment made before the base date shall be offset with the adjustment percentage foreseen in the following CBA

4.2. O salário mensal será reajustado, anualmente, de acordo com os termos da convenção coletiva de trabalho (“CCT”) aplicável, sendo que todos os ajustes realizados anteriores à data base da convenção coletiva de trabalho serão compensados com o ajuste posteriormente previsto na CCT seguinte.

4.3. The Employee shall receive a 13th month salary in accordance with Brazilian labor law.	4.3. O Empregado receberá o 13° salário de acordo com a legislação trabalhista brasileira.

4.4. The Employee will be entitled to a thirty (30)-day paid vacation period vesting each completed 12-month period of employment, paid with additional 1/3 bonus, as per the applicable law. As the Employee shall hold position of trust, the Employee agrees that he will be responsible for schedule and take the vacation during the proper enjoyment period.

4.4. O Empregado terá direito a um período de 30 (trinta) dias de férias remuneradas a partir de cada ano completo de contrato de trabalho, sendo estas férias pagas com adicional de 1/3, nos termos da lei aplicável. Como o Empregado ocupará o cargo de Presidente, Novelis América do Sul, o Empregado concorda que será responsável por marcar e assegurar que suas férias sejam gozadas dentro do período concessivo.

4.5. The Employee will be a beneficiary of the Unemployment Guarantee Fund (“FGTS”) in accordance with Brazilian law.	4.5. O Empregado será beneficiário do Fundo de Garantia do Tempo de Serviço (“FGTS”), de acordo com a lei brasileira.

4.6. Any and all income and social taxes shall be paid by the Party defined as tax liable under the applicable regulation, being the taxes owed by the Employee withheld at source by Novelis.

4.6. Todos e quaisquer impostos e contribuições sociais serão pagos pela Parte definida como responsável nos termos da legislação aplicável, sendo os tributos devidos pelo Empregado retidos na fonte pela Novelis.

4.7. The Employee agrees that Novelis may deduct from the compensation provided under this Contract any sums that the Employee may owe to Novelis, including, without limitation, any overpayments, loans or advances made to the Employee by Novelis or paid on his behalf.

4.7. O Empregado concorda que a Novelis poderá deduzir, da remuneração fixada neste Contrato, quaisquer valores que o Empregado venha a dever à Novelis, incluindo, mas não se limitando a, quaisquer pagamentos a maior, empréstimos ou adiantamentos efetuados ao Empregado ou pagos em seu nome.

4.8. The Employee furthermore authorizes Novelis to deduct from the Employee’s salary full or partial costs in connection with any benefit plan offered by Novelis and in which the Employee becomes a participant.

4.8. O Empregado autoriza ainda que a Novelis deduza de seu salário custos integrais ou parciais em relação a quaisquer planos de benefícios a serem oferecidos pela Novelis e nos quais o Empregado tenha se tornado um participante.

V. BENEFITS	V. BENEFÍCIOS

5.1. In addition to the compensation above mentioned, the Employee will be eligible to participate in the Long Term Incentive Plan (LTIP), according to the plans guidelines.	5.1. Além da remuneração acima mencionada, o Empregado será elegível a participar do Plano de Incentivo a Longo Prazo (LTIP), conforme previsto no plano.

5.2. The Employee may also be entitled to participate in a bonus program, pension and car/driver program, based on Novelis internal policies.	5.2. O Empregado poderá participar no programa de bônus, pensão e veículo/motorista, com base na política interna da Novelis.

VI. EQUIPMENT	VI. EQUIPAMENTOS

6.1. Novelis shall furnish the equipment required for the performance of Employee’s duties. The Employees undertakes to return all of those assets after the termination of this Contract by either Party, whether or not for cause, if they are in Employee’s possession, at the time of termination, including business cards and documents either original, copies or extracts thereof, whether confidential or not.

6.1. A Novelis fornecerá ao Empregado os equipamentos necessários para exercício das funções atribuídas ao Empregado. O Empregado compromete-se a devolver tais bens após a rescisão deste Contrato, por qualquer uma das Partes, seja por justa causa, ou não, se estiverem em sua posse no momento do seu desligamento, incluindo cartões de visita e documentos, tanto originais, quanto cópias ou resumos, confidenciais ou não.

VII. CONFIDENTIALITY	VII. CONFIDENCIALIDADE

7.1. The Employee undertakes not to disclose, directly or indirectly, to any third party, during the term of this Contract and thereafter, by any Party, whether, or not, with cause, any Proprietary or Confidential Information of Novelis. The Employee also undertakes not to use for any purpose, in his or in third parties’ benefit, any Proprietary or Confidential Information, during the term of this Contract and after termination thereof, by any Party, whether, or not, with cause. The Employee finally agrees to keep all Proprietary or Confidential Information in strict secrecy, even after the Employee’s employment termination for any reason.

7.1. O Empregado se obriga a não revelar, direta ou indiretamente, a quaisquer terceiros, durante a vigência deste Contrato e após o seu término, por qualquer uma das Partes, com ou sem justa causa, qualquer Informação Exclusiva ou Confidencial da Novelis. O Empregado também se obriga a não fazer uso, para qualquer fim, em seu benefício ou em benefício de quaisquer terceiros, de qualquer Informação Exclusiva ou Confidencial da Novelis, durante a vigência deste Contrato ou após a sua rescisão por qualquer uma das Partes, com ou sem justa causa. O Empregado, por fim, concorda em manter as Informações Exclusivas ou Confidenciais em absoluto sigilo, mesmo após o término do vínculo de emprego por qualquer razão.

VIII. NON-COMPETE	VIII. NÃO CONCORRÊNCIA

8.1. In addition, during the period of this Contract, the Employee undertakes to: (i) perform the Employee’s duties in benefit and in the best interest of Novelis with exclusivity; (ii) not perform any act or activity that may result in an act of direct; indirect competition with Novelis’s business; (iii) not participate in business that may offer competition with Novelis; and (iv) not take any action that may result in a conflict of interests with Novelis.

8.1. Adicionalmente, durante a vigência deste Contrato, o Empregado se obriga a: (i) exercer suas atribuições em benefício e no melhor interesse da Novelis com exclusividade; (ii) não realizar qualquer ato ou exercer qualquer atividade que possa representar concorrência com a Novelis; (iii) não participar em negócios que ofereçam concorrência com a Novelis; e (iv) não tomar qualquer medida que possa gerar conflito de interesses com a Novelis.

IX. INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS	IX. DIREITOS DE PROPRIEDADE INTELECTUAL E INDUSTRIAL

9.1. All rights to any inventions, improvements and any intellectual property rights made (“Intellectual/Industrial Property Rights”), written, designed, developed or produced by the Employee during the Employee’s employment and for 1 (one) year after its termination shall be assigned to Novelis. Novelis shall have the right to freely develop and alter such Intellectual/Industrial Property Right and to license and assign them to third parties.

9.1. Todos os direitos a quaisquer invenções, modelos de utilidade e qualquer direito de propriedade intelectual (“Direitos de Propriedade Industrial/Intelectual”) sejam eles feitos, escritos, desenhados, desenvolvidos ou produzidos pelo Empregado durante a vigência de seu contrato de trabalho e por 1 (um) ano após seu término deverão ser cedidos para a Novelis. A Novelis terá direito de livremente desenvolver e alterar tais Direitos de Propriedade Industrial/Intelectual, de licenciá-los e de cede-los a terceiros.

9.2. The Employee agrees and undertakes without any additional compensation to execute all such deeds and documents that, in Novelis’s sole discretion, are necessary or desirable in order for Novelis being able to protect, register, maintain and in any other way be able to fully enjoy its rights of intellectual property referred to under this Section.

9.2. O Empregado concorda e compromete-se, sem qualquer remuneração adicional, a assinar todos os títulos e documentos que, a critério de a Novelis, são necessários ou desejáveis para permitir a Novelis proteger, registrar, manter e, de qualquer maneira, exercer plenamente seus direitos de propriedade intelectual referidos nesta Cláusula.

X. NON SOLICITATION AND NON DISPARAGEMENT	X. NÃO ALICIAMENTO E NÃO DENEGRIÇÃO

10.1. The Employee agrees that during the Employee’s employment with Novelis and for a period of 1 (one) year as of its termination, the Employee shall not, directly or indirectly:	10.1. O Empregado concorda que durante seu contrato de trabalho com a Novelis e por um ano após o seu término, direta ou indiretamente, o empregado não deverá:

(i) persuade or try to persuade any employee, executive or service provider of Novelis to terminate their contracts with Novelis;	(i) persuadir ou tentar persuadir qualquer empregado, executivo ou prestador de serviço da Novelis a rescindir a relação mantida com a Novelis;

(ii) persuade or try to persuade any Customer of Novelis to stop doing business or reduce the volume of business carried out with Novelis; and	(ii) persuadir ou tentar persuadir qualquer cliente da Novelis a parar de fazer negócios ou reduzir o volume de negócios realizados com a Novelis; e

(iii) make any derogatory public statement damaging Novelis’s image, regardless of that statement concerns Novelis’s financial performance, its products, services or any person related, employed or contracted by Novelis to provide services.

(iii) fazer qualquer comentário público com o objetivo de denegrir a imagem da Novelis, independentemente de tal comentário ser relacionado aos resultados financeiros da Novelis, seus produtos e serviços ou pessoas relacionadas, empregadas ou contratadas para prestar serviços para a Novelis.

XI. CONTRACT TERMINATION	XI. RESCISÃO DO CONTRATO

11.1 This Contract may be terminated by either party, without cause, provided that a notice of termination of at least thirty (30) days is given to the other Party. This notice may be indemnified, as per the Brazilian legislation.

11.1. Este Contrato poderá ser rescindido, por qualquer uma das Partes, sem justa causa, desde que um aviso prévio de no mínimo 30 (trinta) dias seja dado à outra Parte, podendo este aviso ser indenizado, nos termos da legislação trabalhista brasileira.

11.2. For the purposes of this Contract, the following events shall be characterized as ‘Dismissal With Cause’: (i) those listed as such at the article 482, of CLT, or (ii) breach, from Employees’ part, of any of the terms contained in this Contract or at Novelis’s policies or articles of association.

11.2. Para os fins deste Contrato, as hipóteses de ‘Demissão por Justa Causa’ serão as seguintes: (i) aquelas listadas como tais pelo artigo 482, da CLT, ou (ii) violação, por parte do Empregado, de qualquer disposição contida neste Contrato, nas políticas internas ou no contrato social da Novelis.

11.3. For the purposes of this Contract, the following events shall be characterized as ‘Constructive Dismissal’: (i) those listed as such at the article 483, of CLT, or (ii) breach, from Novelis’s part, of any of the terms contained in this Contract at Novelis’s policies or articles of association.

11.3. Para os fins deste Contrato, as hipóteses de ‘Rescisão Indireta’ serão as seguintes: (i) aquelas listadas como tais pelo artigo 483, da CLT, ou (ii) violação, por parte da Novelis, de qualquer disposição contida neste Contrato, nas políticas internas ou no contrato social da Novelis.

X. MISCELLANEOUS	XII. DISPOSIÇÕES GERAIS

12.1. The terms and conditions of this Contract supersede any and all agreements and understandings between the Employee and Novelis with regard to its object. Any alteration of this Contract shall only be valid if agreed upon, in writing, by both Parties.

12.1. Os termos e condições deste Contrato substituem quaisquer acordos ou entendimentos mantidos entre o Empregado e a Novelis com relação ao seu objeto. Qualquer alteração deste Contrato somente será considerada válida se ajustada, por escrito, pelas Partes.

12.2. Any notice given hereunder shall be made in writing and shall be deemed effective when delivered in person or sent by mail to the addresses contained at the preamble. The Parties agree to keep the preamble’s information current, promptly informing the other of any changes to that information.

12.2. Qualquer notificação, nos termos deste Contrato, deverá ser feita por escrito e será considerada adequadamente cumprida quando entregue pessoalmente ou enviada pelo correio aos endereços contidos no preâmbulo. As Partes concordam em manter as informações do preâmbulo atualizadas, informando prontamente â outra de quaisquer alterações dessas informações.

12.3. Each of the clauses of this Contract is enforceable. However, if one or more clauses of this Contract is/are ruled invalid, for any reason, the remaining clauses shall remain in full force and effect.

12.3. Cada uma das cláusulas deste Contrato é exeqüível. No entanto, se uma ou mais cláusulas deste Contrato forem declaradas inválidas ou inexeqüíveis, por qualquer razão, as demais cláusulas permanecerão em pleno vigor e efeito.

12.4. This Contract shall be governed and construed in accordance Brazilian law. Any dispute must be resolved by the labor Courts with competent jurisdiction where the services hereunder are provided.

12.4. Este Contrato será regido e interpretado de acordo com as leis brasileiras. Qualquer disputa será resolvida pela Justiça do Trabalho com jurisdição aonde os serviços aqui acordados serão prestados.

12.5. This Contract is executed in Portuguese and English versions. In case of any conflict, the Portuguese version shall prevail.	12.5. Este Contrato é firmado nas versões em português e inglês. Em caso de qualquer conflito, a versão em português deverá prevalecer.

In witness whereof, the Parties have signed this Contract in two counterparts, in the presence of two undersigned witnesses, who were present throughout.	E por estarem assim justas e contratadas, as Partes assinaram este Contrato em duas vias, juntamente com as duas testemunhas abaixo assinadas, a tudo presentes.

São Paulo, August 8, 2011.	São Paulo, 8 de agosto de 2011.

NOVELIS DO BRASIL LTDA. /S/ ERIC J. DRUMMOND
By Name/Nome: Eric J. Drummond
Position/Cargo: Chief People Officer

MARCO ANTONIO PALMIERI

/S/ MARCO ANTONIO PALMIERI

Witnesses/Testemunhas:

1.	/S/ JOSÉ RENATO DOMINGUES
Name/Nome: JOSÉ RENATO DOMINGUES
I.D./R.G.: 17.600.798.2

2.
Name/Nome:
I.D./R.G.: